UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Name of Registrant as Specified In Its Charter)

Steven J. Glusband, Esq.

Austin D. Keyes, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

(212) 732-3200

glusband@clm.com

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPDR® Gold Trust Consent Solicitation – Sponsored by World Gold Trust Services, LLC

Record Date: June 9, 2014

Vote Cut-off Date: December 17, 2014, adjourned to February 27, 2015

Additional Materials:

Item 1. Reminder letter to un-voted NOBO accounts; US cross-listing

Item  2. Reminder letter to un-voted OBO accounts; US cross-listing

Item 1

World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, NY 10022

January 23, 2015

Dear GLD® Shareholder,

Our records indicate that you have not yet voted on two critical management proposals. I’m writing to ask that you vote your shares on both proposals.

It may not be evident, but there are hundreds of thousands of individual investors who in the aggregate account for the majority of the outstanding SPDR® Gold Trust shares. Over the past 45 days, nearly 50,000 individual investors have voted and supported the proposals. Although our last communication has resulted in the strongest response from individual investors, there are still thousands of holders who own between 50 and 1,000 shares who have not voted. We urge you to exercise your right to vote.

To date, nearly 83% of the shares cast have supported the proposals. While nearly 130 million votes have already been cast in favor of the two proposals, we need an additional 1.7% of the outstanding shares to vote “FOR” in order to enact both proposals, which is why every vote counts and why your vote is so important.

YOUR VOTE IS EXTREMELY IMPORTANT. PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE.

GLD was the first exchange traded product of its kind when developed ten years ago, and since that time, the very characteristics for which we are seeking shareholder approval have become the industry standard.

You can vote online, by telephone or by signing and returning the enclosed proxy card, which also includes voting instructions. In order to allow you sufficient time to respond, the SPDR® Gold Trust Consent Solicitation has been adjourned until February 27, 2015.

We have made numerous attempts to reach you, including by e-mail, postal mail and phone calls. WE NEED YOU TO VOTE AS SOON AS POSSIBLE. ONCE YOU CAST YOUR VOTE, YOU WILL NOT BE CALLED AGAIN AND WE WILL NOT MAIL ADDITIONAL CONSENT COMMUNICATIONS.

If you have any questions regarding the enclosed proxy card or need assistance voting, please contact D.F. King & Co., Inc. at 1-866-828-9088.

As Sponsor of the SPDR® Gold Trust, we greatly appreciate and value you being a shareholder. Thank you in advance for your timely consideration of this matter.

Sincerely,

William Rhind

Chief Executive Officer

World Gold Trust Services, LLC

*	Please note that although the shareholder voting period has been extended to February 27, 2015, the voting period is subject to (i) early termination, including if the requisite shareholder vote has been received for the two proposals, or (ii) extension at the discretion of the Sponsor.

GLD-R-NOBO4

Item 2

World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, NY 10022

January 23, 2015

Dear GLD® Shareholder,

Our records indicate that you have not yet voted on two critical management proposals. I’m writing to ask that you vote your shares on both proposals.

It may not be evident, but there are hundreds of thousands of individual investors who in the aggregate account for the majority of the outstanding SPDR® Gold Trust shares. Over the past 45 days, nearly 50,000 individual investors have voted and supported the proposals. Although our last communication has resulted in the strongest response from individual investors, there are still thousands of holders who own between 50 and 1,000 shares who have not voted. We urge you to exercise your right to vote.

To date, nearly 83% of the shares cast have supported the proposals. While nearly 130 million votes have already been cast in favor of the two proposals, we need an additional 1.7% of the outstanding shares to vote “FOR” in order to enact both proposals, which is why every vote counts and why your vote is so important.

YOUR VOTE IS EXTREMELY IMPORTANT. PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE.

GLD was the first exchange traded product of its kind when developed ten years ago, and since that time, the very characteristics for which we are seeking shareholder approval have become the industry standard.

You can vote online, by telephone or by signing and returning the enclosed proxy card, which also includes voting instructions. In order to allow you sufficient time to respond, the SPDR® Gold Trust Consent Solicitation has been adjourned until February 27, 2015.

We have made numerous attempts to reach you, including by e-mail, postal mail and phone calls. WE NEED YOU TO VOTE AS SOON AS POSSIBLE. ONCE YOU CAST YOUR VOTE, YOU WILL NOT BE CALLED AGAIN AND WE WILL NOT MAIL ADDITIONAL CONSENT COMMUNICATIONS.

If you have any questions regarding the enclosed proxy card or need assistance voting, please contact D.F. King & Co., Inc. at 1-866-620-0678.

As Sponsor of the SPDR® Gold Trust, we greatly appreciate and value you being a shareholder. Thank you in advance for your timely consideration of this matter.

Sincerely,

William Rhind

Chief Executive Officer

World Gold Trust Services, LLC

*	Please note that although the shareholder voting period has been extended to February 27, 2015, the voting period is subject to (i) early termination, including if the requisite shareholder vote has been received for the two proposals, or (ii) extension at the discretion of the Sponsor.

GLD-R-OBO4